January 22, 2001







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Sunshine PCS Corporation
                           Amendment No. 2 to Form SB-2 (No. 333-50948)

Gentlemen:

                  Reference is made to Amendment No. 2 to Form SB-2 dated the date hereof (the "Registration Statement") filed with the Securities and Exchange Commission by Sunshine PCS Corporation, a Delaware corporation (the "Company"), in connection with the spin-off by Lynch Interactive Corporation of 2,821,766 shares (the "Shares") of the Company's Class A common stock, par value $.0001 per share (the "Class A Stock") through a pro rata distribution to the common stockholders of Lynch Interactive Corporation.

                  We  advise  you  that we have  examined  originals  or  copies certified  or  otherwise  identified  to our  satisfaction  of the  Registration
Statement, the Prospectus forming a part thereof (the "Prospectus"), the Certificate of Incorporation, By-laws and corporate proceedings of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.



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Securities and Exchange Commission
January 22, 2001
Page 2

                  Based upon the foregoing, and in reliance thereon, we are of the opinion that upon the spin-off as described in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

                  We are members of the Bar of the State of New York and we express no opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus.


                           Very truly yours,



                           OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP